Exhibit 3.5

AMENDED AND RESTATED BYLAWS

OF

Micronet Enertec Technologies, Inc.

ARTICLE I

OFFICERS

Section 1.          Registered Office. The registered office of the Corporation shall be located at 615 South DuPont Highway, Dover, Delaware 19901, County of Kent, or at such other place as the Board of Directors shall determine from time to time.

Section 2.          Other Offices. The principal office of the Corporation shall be located at such place as the Board of Directors may specify from time to time. The Corporation may have such other offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.          Place of Meeting. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal office of the Corporation required to be maintained pursuant to Article I, Section 2 hereof.

Section 2.          Annual Meetings. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such time and at such place, within or without the State of Delaware, as may be designated by the Board of Directors.

Section 3.          Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the President, Secretary or the Chairman of the Board of Directors, if any. The President or Secretary shall call a special meeting when: (1) requested in writing by any two or more of the directors, or one director if only one director is then in office; or (2) requested in writing by holders of shares representing at least 30% of the shares of stock that would be entitled to be voted on matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Such written request shall state the purpose or purposes of the proposed meeting.

Section 4.          Notice. Except as otherwise required by statute, written notice of each meeting of the stockholders, whether annual or special, shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. Notice of any meeting of stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who, in person or by his authorized attorney, either before or after such meeting, shall waive such notice in writing. Attendance of a stockholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken, unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set.

Section 5.          Proxies. A stockholder may attend, represent, and vote his shares at any meeting in person, or be represented and have his shares voted for by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after three (3) years from the date of its execution unless a longer period is expressly provided in the proxy. Each proxy shall be revocable unless otherwise expressly provided in the proxy or unless otherwise made irrevocable by law.

Section 6.          Quorum. The holders of a majority of the stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be required for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set, until the required amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

Section 7.          Voting of Shares. Each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the Certificate of Incorporation. The vote by the holders of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, by the Certificate of Incorporation, or by these Bylaws; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 8.          Action Without Meeting.

A.        Any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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B.        Every written consent shall bear the date of signature of each stockholder who signs the consent, and no consent shall be effective to take the corporate action referred to in such consent unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required in these Bylaws, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

C.        Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by the stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

Section 9.         Fixing of Record Date. For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided by law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 10.        List of Stockholders. The Secretary shall prepare, or have prepared, and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 11.        Notice of Shareholder Business to be Conducted at a Meeting of Shareholders.

A.        Annual Meetings of Stockholders.

(i)          Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11.

(ii)         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (2) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner.

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Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

B.         Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of the Corporation’s notice of meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder who shall be entitled to vote at the meeting may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

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C.           General.

(i)          Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws (the “Bylaws”), the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposal or nomination shall be disregarded.

(ii)         For purposes of this Section 11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)        Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock to elect directors under specified circumstances.

ARTICLE III

BOARD OF DIRECTORS

Section 1.          General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws.

Section 2.          Number, Term and Qualifications. The Board of Directors shall consist of not less than one or more than ten members, the exact number to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders or residents of the State of Delaware. Each Director shall be elected at the annual meeting of stockholders to hold office, subject to Sections 3 and 4 of this Article III, until the next annual meeting of stockholders and until his respective successors are elected and qualify, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any stockholder.

Section 3.          Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office, with or without cause, by the holders of a majority of the outstanding shares entitled to vote at an election of directors.

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Section 4.          Resignation. Any director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of such notice or at such later time as shall be specified in such notice. The acceptance of such resignation shall not be necessary to make it effective.

Section 5.          Vacancies. Any vacancy in the Corporation’s Board of Directors may be filled by the vote of a majority of the remaining directors then in office, though less than a quorum. The directors chosen to fill any vacancy shall hold office, subject to Sections 3 and 4 of this Article III, until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

Section 6.          Chairman of the Board. The Board of Directors may appoint from its own membership a Chairman of the Board. The Chairman of the Board of Directors, if appointed, shall preside over all meetings of the Board of Directors; provided that in the absence of such Chairman, such member of the Board of Directors as shall be chosen at such shall preside over such meeting.

Section 7.          Compensation. The Board of Directors may cause the Corporation to compensate directors for their services as directors and may provide for payment by the Corporation of all expenses incurred by directors in attending regular and special meetings of the Board.

ARTICLE IV

MEETINGS OF DIRECTORS

Section 1.          Annual and Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, for the holding of additional regular meetings.

Section 2.          Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two or more directors, or one director if only one director is then in office. Such meetings may be held at the time and place designated in the notice of the meeting.

Section 3.          Notice of Meetings.

A.        Regular meetings of the Board of Directors may be held without notice. Written notice of the time and place of all special meetings of the Board of Directors shall be given at least twenty-four (24) hours before the meeting and not more than thirty (30) days prior to the meeting; such notice need not specify the purpose for which the meeting is called. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance at such meeting, except when the director attends the meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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B.         The transaction of all business at any meeting of the Board of Directors, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or consent unless so required by the Certificate of Incorporation or these Bylaws. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

Section 4.          Quorum. At all meetings of the Board of Directors, the presence of a majority of the directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present at any meeting may adjourn from time to time until a quorum is constituted. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

Section 5.          Manner of Acting. Except as otherwise provided by law, these Bylaws or the Certificate of Incorporation of the Corporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6.          Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all member of the Board of Directors consent in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 7.          Telephonic Meetings. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE V

COMMITTEES OF THE BOARD

Section 1.          Creation. The Board of Directors may designate two or more directors to constitute a committee, each of which, to the extent authorized by law and provided in the resolution shall have and may exercise all of the authority delegated to the Executive Committee or other committee by the Board of Directors in the management of the Corporation, except as set forth in Section 6 of this Article V.

Section 2.          Vacancy. Any vacancy occurring on a committee shall be filled by the Board of Directors.

Section 3.          Removal. Any member of a committee may be removed at any time, with or without cause, by the Board of Directors.

Section 4.          Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when requested.

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Section 5.          Responsibility of Directors. The designation of a committee and the delegation thereto of authority shall not alone operate to relieve the Board of Directors or any member thereof, of any responsibility or liability imposed upon it or him by law.

Section 6.          Restrictions on Committees. No committee shall have the authority to: (a) approve or adopt or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval; (b) adopt, amend or repeal Bylaws; (c) amend the Certificate of Incorporation; or (d) amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

ARTICLE VI

OFFICERS

Section 1.          Offices. The Board of Directors shall appoint a President or a Vice President and a Secretary or Assistant Secretary, and may appoint a chief executive officer, one or more vice presidents, one or more assistant secretaries, a treasurer or chief financial officer, and other or additional officers as in its opinion are desirable for conduct of the business of the Corporation. The Board of Directors may by resolution empower any officer or officers of the Corporation to appoint from time to time such vice presidents and other or additional officers as in the opinion of the officer(s) so empowered by the Board are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person.

Section 2.          Term. Each officer of the Corporation shall hold office for the term for which he is appointed, and until his successor has been duly appointed and has qualified, or until his death, resignation or removal pursuant to these Bylaws.

Section 3.          Removal. Any officer appointed by the Board may be removed, either with or without cause, by a vote of the Board of Directors. Any officer appointed by another officer or officers may be removed, either with or without cause, by either a vote of the Board of Directors or by the officer or officers given the power to appoint that officer. The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.          Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof.

Section 5.          Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular appointment to such offices.

Section 6.          Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors, except that the Board may delegate to any officer who has been given the power to appoint subordinate officers, the authority to fix the salaries of such appointed officers. No officer shall be prevented from receiving a salary as an officer by reason of the fact that the officer is also a member of the Board of Directors.

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Section 7.          Chief Executive Officer. The Chief Executive Officer, if appointed, shall be the principal executive officer of the Corporation and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board. The Chief Executive Officer shall be subject to the control and direction of the Board of Directors, and shall supervise and control the management of the Corporation.

Section 8.          President. If no Chief Executive Officer is appointed, the President shall be the principal executive officer of the Corporation, and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board and the Chief Executive Officer. The President shall be subject to the control and direction of the Board of Directors, and in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer from time to time.

Section 9.          Vice Presidents. In the absence or disability of the President or in the event of his death, inability or refusal to act, the Vice Presidents, in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Vice President shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 10.         Secretary and Assistant Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings of such meetings in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 11.         Chief Financial Officer or Treasurer and Assistant Treasurer. The Chief Financial Officer or Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer or Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer or Treasurer shall perform other duties commonly incident to his officer and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

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Section 12.         Duties of Officers May Be Delegated. In case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being provided a majority of the entire Board of Directors concurs in such delegation.

ARTICLE VII

CAPITAL STOCK

Section 1.          Certificates. The interest of each stockholder shall be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holders name, the number of shares and class of shares and series, if any, represented thereby, a statement that the Corporation is organized under the laws of the State of Delaware, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer and shall be sealed with the seal of the Corporation. The Board of Directors also may elect, in lieu of issuing certificates, to provide for the issuance of uncertificated shares of the capital stock of the Corporation. Notwithstanding the foregoing, shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange on which the stock of the Corporation may from time to time be traded.

Section 2.          Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

Section 3.          Lost or Destroyed Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give to the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.          Holder of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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ARTICLE VIII

GENERAL PROVISIONS

Section 1.          Distributions to Stockholders. The Board of Directors may from time to time authorize, and the Corporation may make, distributions to its stockholders (including, without limitation, dividends and distributions involving acquisition of the Corporation’s shares) in the manner and upon the terms and conditions provided by law, and subject to the provisions of its Certificate of Incorporation.

Section 2.          Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.

Section 3.          Depositories and Checks. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

Section 4.          Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice’ of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

ARTICLE X

INDEMNIFICATION

Any person who at any time serves or has served as a director or officer of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding. To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation. If a person claiming a right to indemnification under this Section obtains a non-appealable judgment against the Corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from the Corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against the Corporation to collect the claim.

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Notwithstanding the foregoing provisions, the Corporation shall indemnify or agree to indemnify any person against liability or litigation expense he may incur if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his action was unlawful.

The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the stockholders of the Corporation. Any person who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

Unless otherwise provided herein, the indemnification extended to a person that has qualified for indemnification under the provisions of this Article X shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

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